UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐ Definitive Information Statement

GENESYS INDUSTRIES, INC.

(Name of Registrant As Specified In Charter)

______________________________

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Genesys Industries, Inc.

30 Forzani Way NW

Calgary, Alberta T3Z 1L5

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on February 19, 2021, of shares of the Class A Common Stock with voting power of Genesys Industries, Inc., a Wyoming corporation (the “Company”), that one shareholder holding 96.1% of our voting power as of the Record Date has giving written consent as of February 19, 2021, to ratify the following:

1.	To amend the Company’s Articles of Incorporation, as amended (the “Articles”) to change our corporate name from Genesys Industries, Inc. to Forza Innovations Inc. (the “Name Change”);

2.	To amend the Articles to increase the number of authorized shares of Class A Common Stock we may issue from 100,000,000 to 700,000,000 (the “Share Increase”);

3.	To increase the number of the Company's total issued and outstanding shares of Class A Common Stock by conducting a forward stock split at the rate of 10 shares every 1 share currently issued and outstanding (the “Forward Split”).

The Name Change, Share Increase and Forward Split will collectively be referred to as the “Corporate Actions”. The Corporate Actions were ratified on February 19, 2021, by one shareholder who holds a majority of the Company’s voting power. We anticipate an effective date of ____________, 2021, or as soon thereafter as practicable in accordance with applicable law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the Corporate Actions described above before they take place in accordance with Rule 14C of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about _______________, 2021.

Please feel free to call us at (702) 205-2064 should you have any questions on the enclosed Information Statement.

Date: February 19, 2021	For the Board of Directors of Genesys Industries, Inc.

	By:	/s/ Johnny Forzani
Johnny Forzani
Chief Executive Officer and Director

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Genesys Industries, Inc.

30 Forzani Way NW

Calgary, Alberta T3Z 1L5

INFORMATION STATEMENT

(Preliminary)

February 19, 2021

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of Genesys Industries, Inc., a Wyoming Corporation (the “Company”), to notify such Stockholders that on or about February 19, 2021, the Company received written consents in lieu of a meeting of Stockholders from one holder of 27,000,000 shares of Class A Common Stock representing 96.1% of the our total 28,100,000 issued and outstanding shares of voting stock of the Company (the “Majority Stockholder”) to:

1.	amend the Company’s Articles of Incorporation, as amended (the “Articles”) to change our corporate name from Genesys Industries, Inc. to Forza Innovations Inc. (the “Name Change”);

2.	amend the Articles to increase the number of authorized shares of Class A Common Stock we may issue from 100,000,000 to 700,,000,000 (the “Share Increase”);

3.	increase the number of the Company's total issued and outstanding shares of Class A Common Stock by conducting a forward stock split at the rate of 10 shares every 1 share currently issued and outstanding (the “Forward Split”).

The Name Change, Share Increase and Forward Split will collectively be referred to as the “Corporate Actions”. Accordingly, your consent is not required and is not being solicited in connection with the approval.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Wyoming, the Corporate Actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The Corporate Actions will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

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WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the date of the consent by the Majority Stockholder, on February 19, 2021, the Company had 28,100,000 shares of Class A Common Stock issued and outstanding, and there were 10,000,000 shares of Class B preferred stock issued and outstanding.

On February 19, 2021, the holder of 27,000,000 shares of Class A Common Stock representing 96.1% of our total 28,100,000 issued and outstanding shares of voting stock of the Company executed and delivered to the Company a written consent approving the Corporate Actions. As the Corporate Actions were ratified by the Majority Stockholder, no proxies are being solicited with this Information Statement.

The Wyoming Business Corporations Act provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the actions so taken, are signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Wyoming Business Corporations Act, a vote by the holders of at least a majority of the voting shares is required to effect the actions described herein.  As of the Record Date, the Company had 28,100,000 common shares issued and outstanding and entitled to vote. The consenting Majority Stockholder is the record and beneficial owners of a total of 27,000,000 shares of the Company’s Class A Common Stock, which represents 96.1% of the total number of voting shares. The consenting Majority Stockholder voted in favor of the Corporate Actions described herein in a written consent, dated February 19, 2021. No consideration was paid for the consent. The consenting stockholders’ name, affiliation with the Company and beneficial holdings are as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Voting Power (1)
Class A Common Stock	Johnny Forzani (2) 30 Forzani Way NW Calgary, Alberta T3Z 1L5	27,000,000	96.1%

1. Percentage of voting power is based on 28,100,000 shares of Class A Common Stock issued and outstanding as of February 19, 2021. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

2. Johnny Forzani, is our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a Director.

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ACTION: CHANGE OUR CORPORATE NAME FROM GENESYS INDUSTRIES, INC. TO FORZA INNOVATIONS INC.

Reasons for the Name Change

We believe that changing the name of the Company to Forza Innovations, Inc. will more accurately reflect and represent to the public the business of the Company, which is the health-tech wearable performance business.

The change in corporate name will not affect the validity or transferability of stock certificates presently outstanding. Shareholders should keep the certificates they now hold, which will continue to be valid, and should not send them to us or our transfer agent.

Our Class A Common Stock is currently quoted on the OTC Markets and pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 the Name Change will require approval by the Financial Industry Regulatory Authority (“FINRA”) in order for it to be recognized for trading purposes. We expect to receive FINRA’s approval for the Name Change prior to the effective date, although there can be no guarantee that FINRA will approve the Name Change prior to the effective date. The Name Change will result in a change in our CUSIP number. We anticipate that our Class A Common Stock will continue to be quoted on the OTC Markets under the symbol of “GEIN” until a new stock symbol, if any, is approved by FINRA, subject to FINRA completing its applicable review.

We will provide definitive information on the effective date and time of the Name Change in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission prior to the effective date of the Name Change.

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ACTION: TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 100,000,000 TO 700,000,000

On February 19, 2021, our Board of Directors approved, subject to receiving the approval of the holder of a majority of our outstanding voting stock, an amendment to our Articles of Incorporation, to increase the number of authorized shares of Class A Common Stock we may issue from 100,000,000 to 700,000,000. The Majority Stockholder approved the amendment to our Articles pursuant to a written consent dated as of February 19, 2021. The amended Articles effecting the share increase will become effective following filing with the Secretary of State of Wyoming, which will occur promptly following the 20th day after the filing of the Definitive Information Statement.

We are currently authorized by our Articles of Incorporation to issue 100,000,000 shares of Class A Common Stock, $0.001 par value per share and 25,000,000 shares of Class B preferred stock, $0.001 par value per share. Pursuant to the Amendment we will increase the number of common shares we are authorized to issue to 700,000,000 shares of Class A Common Stock, $0.001 par value per share with no increase to the number of Class B preferred stock. As of the date the Amendment was approved by our Board and the Majority Stockholder, there were 28,100,000 shares of our Class A Common Stock issued and outstanding and 10,000,000 shares of Class B preferred stock issued and outstanding.

Reasons for the Share Increase

Our Board believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of our Class A Common Stock to allow for the issuance of shares of our Class A Common Stock or other securities in connection with such potential issuances and such other purposes as the Board determines. The Board believes that the Share Increase will afford the Company greater flexibility in seeking capital and potential acquisition targets.

Effect of the Share Increase

The increase in the authorized number of shares of our Class A Common Stock will permit our Board to issue additional shares of our Class A Common Stock without further approval of our stockholders, and our Board does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements. Our issuance of additional shares of Class A Common Stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

We presently do not have in place provisions which may have an anti-takeover effect. The increase in the authorized number of shares of our Class A Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our Class A Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

The issuance of additional shares of our Class A Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our Class A Common Stock. It may also adversely affect the market price of our Class A Common Stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided, the market price of our Class A Common Stock may increase.

The holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

The holders of our Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

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ACTION: INCREASE THE NUMBER OF THE COMPANY'S TOTAL ISSUED AND OUTSTANDING SHARES OF CLASS A COMMON STOCK BY CONDUCTING A FORWARD STOCK SPLIT AT THE RATE OF 10 SHARES EVERY 1 SHARE CURRENTLY ISSUED AND OUTSTANDING

On February 19, 2021, the Company’s Board of Directors (the “Board”) unanimously adopted, and stockholders holding a majority of the Class A Common Stock have approved, a resolution authorizing the Company to amend the Company’s Restated Articles of Incorporation to effect a 10 for 1 forward stock split (the “Forward Split”) of the Company’s outstanding Class A Common Stock. The Board and such stockholders believe that the Forward Split is in the Company's best interests, principally because it may ultimately increase the effective trading price of the Class A Common Stock as more shares will be available for the marketplace at an initial price resulting from the Forward Split that may be more attractive to potential stockholders. Any subsequent increase in the price of the Class A Common Stock may, in turn, generate greater investor interest in the Class A Common Stock, thereby enhancing the marketability of the Class A Common Stock to the financial community.

The immediate effect of the Forward Split will be to increase the number of presently issued and outstanding shares of Class A Common Stock from 28,100,000 to 281,000,000. Although the Forward Split may ultimately increase the effective market price of the Class A Common Stock, no such increase can be assured or calculated. The market price of the Class A Common Stock initially may fall proportionately to the increase in the number of shares outstanding as a result of the Forward Split. There can be no assurances that the Forward Split will lead to a sustained increase in the market price of the Class A Common Stock. The market price of the Class A Common Stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions.

The Forward Split will affect all of the holders of the Company's Class A Common Stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power.

The Forward Split of the Class A Common Stock is expected to become effective on or about the 20th day following the mailing of this information statement (the “Effective Date”). The Company will notify FINRA, requesting that the split be made effective on the Effective Date. The Forward Split will take place on the Effective Date without any action on the part of the holders of the Class A Common Stock and without regard to current certificates representing shares of Class A Common Stock being physically surrendered for certificates representing the number of shares of Class A Common Stock each stockholder is entitled to receive as a result of the Forward Split. New certificates of Class A Common Stock will not be issued at this time.

We do not have any provisions in our Restated Articles of Incorporation, bylaws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if such a possible takeover may be done at an above market premium and favored by a majority of independent stockholders.

The Company believes that the Federal income tax consequences of the Forward Split to holders of Class A Common Stock will be as follows:

(i)	Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii)	Except as explained in (v) below, the tax basis of the new shares will equal the tax basis of the old shares exchanged therefore.

(iii)	Except as explained in (v) below, the holding period of the new shares will include the holding period of the old shares if such old shares were held as capital assets.

(iv)	The conversion of the old shares into the new shares will produce no taxable income or gain or loss to the Company.

(v)	The Federal income tax treatment of the receipt of any additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE FORWARD STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE FORWARD STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

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Amendment to the Restated Articles of Incorporation

We intend to file a Certificate of Amendment to the Company’s Restated Articles of Incorporation to reflect the Forward Split promptly after the twentieth day after the date this Information Statement has been sent to stockholders. The amended Restated Articles of Incorporation will become effective upon its filing with the Secretary of State of Wyoming. Prior to filing the Certificate of Amendment to the Restated Articles of Incorporation reflecting the Forward Split, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than 10 days prior to the anticipated record date of the Forward Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Class A Common Stock owned on February 19, 2021 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Class A Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1)	Number of Shares Owned	Percentage (2)
Johnny Forzani (3) 30 Forzani Way NW Calgary, Alberta T3Z 1L5	27,000,000	96.1%
Tom Forzani (4) 30 Forzani Way NW Calgary, Alberta T3Z 1L5	0	0%
Geoff Stanbury (5) 30 Forzani Way NW Calgary, Alberta T3Z 1L5	0	0%
All Directors And Officers As A Group	27,000,000	96.1%

1.	The person named in this table has sole voting and investment power with respect to all shares of Class A Common Stock reflected as beneficially owned.

2.	Based on 28,100,000 shares of Class A Common Stock outstanding as of February 19, 2021.

3.	Johnny Forzani is our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a Director.

4.	Tom Forzani is a Director.

5.	Geoff Stanbury is a Director.

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ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Wyoming Business Corporations Act, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

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EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions shall not be effective until a date at least 20 days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the Corporate Actions contemplated hereby will be effected on or about the close of business on _________________, 2021.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Class A Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on February 19, 2021, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Corporate Actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about _________________, 2021 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Corporate Actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: February 19, 2021	For the Board of Directors of Genesys Industries, Inc.

	By:	/s/ Johnny Forzani
Johnny Forzani
Chief Executive Officer and Director

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